UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2005

CCI Group, Inc.

(Exact name of Registrant as specified in charter)

Utah                   333-40954                87-0648148

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)           File Number)             Identification No.)

405 Park Avenue, 10th Floor, New York, New York              10022

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: 212-421-1400.

 (Former name or former address, if changed, since last report)

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Item 1.02. Termination of a Material Definitive Agreement.

   Effective December 30, 2004, we entered into a Sale of Assets Agreement with East Winds Beach Hotel Limited and East Winds Holdings Limited (“Sales Agreement”) to acquire a luxury resort known as the East Winds Inn located on the island of St. Lucia, British West Indies. Under the agreement, we were to acquire the resort for a total consideration of $5,700,000. The acquisition was subject to certain conditions, including our obtaining necessary governmental permits and licenses on or before specified dates. We also deposited $100,000 in escrow which was to be applied towards the purchase price.   We were unable to receive the required governmental approvals within the time periods prescribed in the Agreement, and the Agreement automatically terminated on February 15, 2005. Despite the termination of the Agreement, we attempted to further discuss the matter with the sellers in an effort to complete the transaction. However, on March 21, 2005, we advised the sellers of our intention to terminate further discussions, and we requested sellers’ counsel, who acted as escrow agent, to return our escrow deposit.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         CCI Group, Inc.

Date: March 22, 2005

                                                    /s/ Fred W. Jackson, Jr.

                                                    Fred W. Jackson, Jr.

                                                    President

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